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                                                                 Exhibit (d)(7)

                      ADDENDUM NO. 6 TO ADVISORY AGREEMENT


                  This Addendum No. 6, dated as of the ____ day of _________, 2000, is entered into between THE GALAXY FUND, a Massachusetts business trust, located in Westborough, Massachusetts ("Galaxy"), and FLEET INVESTMENT ADVISORS INC., a New York corporation, located in Boston, Massachusetts (the "Adviser").

                  WHEREAS, Galaxy and the Adviser have entered into an Advisory Agreement dated as of May 19, 1994, which was extended to additional investment portfolios of Galaxy by Addendum No. 1 dated as of December 1, 1995, Addendum No. 2 dated as of March 3, 1998, Addendum No. 3 dated as of September 18, 1998, Addendum No. 4 dated as of _________, 2000 and Addendum No. 5 dated as of _________, 2000 (the "Advisory Agreement"), pursuant to which Galaxy appointed the Adviser to act as investment adviser to Galaxy for its Money Market Fund, Government Fund, Tax-Exempt Fund, U.S. Treasury Fund, Institutional Government Money Market Fund, Short-Term Bond Fund, Intermediate Government Income Fund, High Quality Bond Fund, Corporate Bond Fund, Tax-Exempt Bond Fund, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Massachusetts Municipal Bond Fund, Rhode Island Municipal Bond Fund, Equity Value Fund, Equity Growth Fund, Equity Income Fund, International Equity Fund, Small Company Equity Fund, Asset Allocation Fund, Growth and Income Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund, Small Cap Value Fund, New Jersey Municipal Bond Fund, MidCap Equity Fund, Strategic Equity Fund, Prime Reserves, Government Reserves, Tax-Exempt Reserves, New York Municipal Money Market Fund, Institutional Money Market Fund, Institutional Treasury Money Market Fund, Florida Municipal Bond Fund, Intermediate Tax-Exempt Bond Fund, Connecticut Intermediate Municipal Bond Fund, Massachusetts Intermediate Municipal Bond Fund and Growth Fund II (each a "Fund");

                  WHEREAS, Galaxy has notified the Adviser that it has established a new portfolio, the Pan Asia Fund (the "New Fund"), and that it desires to retain the Adviser to act as the investment adviser therefor, and the Adviser has notified Galaxy that it is willing to serve as investment adviser for the New Fund;

                  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. APPOINTMENT. Galaxy hereby appoints the Adviser to act as investment adviser to Galaxy for the New Fund for the period and on the terms set forth in the Advisory Agreement. The Adviser hereby accepts such appointment and agrees to render the services set forth in the Advisory Agreement for the compensation herein provided.

                  2. COMPENSATION. For the services provided and the expenses assumed pursuant to the Advisory Agreement with respect to the New Fund, Galaxy will pay the Adviser, and the Adviser will accept as full compensation therefor fees, computed daily and paid monthly, at the annual rate of 1.20% of the net assets of the New Fund.

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                  3.       CAPITALIZED TERMS. From and after the date hereof,
the term "Fund" as used in the Advisory Agreement shall be deemed to include the New Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

                  4. MISCELLANEOUS. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

                  IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                      THE GALAXY FUND


                                      By:
                                             -------------------------------
                                      Name:  John T. O'Neill
                                      Title: President


                                      FLEET INVESTMENT ADVISORS INC.


                                      By:
                                             -------------------------------
                                      Name:  Thomas M. O'Neill
                                      Title: President


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